EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Phoenix India Acquisition Corp.

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 5 to the Registration Statement on Form S-1/A and to the incorporation of our report dated March 1, 2006, on our audit of the financial statements of Phoenix India Acquisition Corp. for the period from July 13, 2005 (inception) through December 31, 2005.

/s/Miller Ellin and Company LLP
Miller Ellin and Company LLP
New York, New York
March 22, 2006